Exhibit 3.9

CERTIFICATE OF FORMATION

OF

FAS ACQUISITION, LLC

This Certificate of Formation of FAS Acquisition, LLC (the “LLC”) is being duly executed and filed by Eleanor M. Coleman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.Code Ann. §18-101, et seq.)

FIRST.  The name of the limited liability company formed hereby is:

FAS Acquisition, LLC

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned, an authorized person of the LLC, has caused this Certificate of Formation to be duly executed as of the 5th day of November 2002.

/s/ Eleanor M. Coleman
Eleanor M. Coleman,
Authorized Person

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
FAS ACQUISITION, LLC

FAS Acquisition, LLC, a company duly organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “LLC”) does hereby certify:

FIRST: That by unanimous written consent of the Sole Member of the LLC, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Formation of the LLC declaring said amendment to be advisable. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Certificate of Formation of this limited liability company is amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

1.               The name of the limited liability company is: Family Advocacy Services, LLC

SECOND: That this amendment of the Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF: FAS Acquisition, LLC has duly caused this Certificate of Amendment of its Certificate of Formation to be executed by a duly authorized officer of its sole member, National Mentor Services, LLC, a Delaware limited liability company, this 16th day of December, 2002.

FAS ACQUISITION, LLC

By: NATIONAL MENTOR SERVICES, LLC

By:	/s/ Christina Pak
Vice President